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               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated
October 26, 2001 relating to the financial statements and financial highlights which appear in the September 30, 2001 Annual Report to Shareholders of AFD Exchange Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Accountants", and "Financial Statements and Independent Accountant's Report" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
January 25, 2002
































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